UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2010

Prospect Medical Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32203	33-0564370
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10780 Santa Monica Blvd., Suite 400, Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

(310) 943-4500

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Preliminary Note

As previously reported, Prospect Medical Holdings, Inc. (“Prospect Medical”) entered into an Agreement and Plan of Merger, dated as of August 16, 2010 (the “merger agreement”), among Prospect Medical, Ivy Holdings Inc. (“Ivy Holdings”), and Ivy Merger Sub Corp. (“Merger Sub”), an indirect, wholly owned subsidiary of Ivy Holdings.  A proposal to adopt the merger agreement was approved by the stockholders of Prospect Medical at a special meeting of stockholders held on December 15, 2010. As a result, pursuant to the merger agreement, Merger Sub was merged with and into Prospect Medical (the “merger”) effective as of December 15, 2010, with Prospect Medical surviving as an indirect, wholly-owned subsidiary of Ivy Holdings.

Item 1.01      Entry into a Material Definitive Agreement

In connection with the merger, on December 15, 2010, Prospect Medical entered into a Consent and Agreement (the “amendment agreement”) with Royal Bank of Canada, as administrative agent under the Credit Agreement, dated as of July 29, 2010 (the “credit agreement”), among Prospect Medical, Royal Bank of Canada, Jefferies Finance LLC, as syndication agent, and the other lenders party thereto.  Under the amendment agreement, the lenders provided their consent to the change of control of Prospect Medical resulting from the merger, and certain affirmative and negative covenants under the credit agreement were amended to facilitate the ongoing business arrangements of Prospect Medical following the merger.

Item 2.04.     Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

Under the Indenture, dated as of July 29, 2009 (the “indenture”), pursuant to which Prospect Medical issued an aggregate principal amount of $160,000,000 of 12 -3/4% senior secured notes due 2014 (the “senior secured notes”), each holder of senior secured notes will, following the merger, be entitled to require Prospect Medical to repurchase all or a portion of the holder’s senior secured notes at a cash purchase price equal to 101% of the principal amount of the senior secured notes, plus accrued and unpaid interest. Accordingly, Prospect Medical has mailed or will mail a notice to each holder of such notes advising the holder that it may require Prospect Medical to purchase the senior secured notes held by the holder at a purchase price equal to 101% of the principal amount of the senior secured notes, plus accrued and unpaid interest to the date of purchase.  The LGP Funds (as defined in Item 5.01 below) have entered into a backstop commitment letter to provide Prospect Medical the funds required to purchase any notes tendered by the holders in connection with the foregoing notice.

Item 3.01      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 15, 2010, Prospect Medical notified the NASDAQ Stock Market LLC (“Nasdaq”) of the consummation of the merger and requested that trading in Prospect Medical common stock on the NASDAQ Global Market (the “Nasdaq Market”) be suspended as of the close of business on December 15, 2010, and that Nasdaq file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to deregister the common stock under Section 12(b) of the Exchange Act.  As a result, the common stock will no longer be traded on the Nasdaq Market as of the close of business on December 15, 2010.

Item 3.03      Material Modification to Rights of Security Holders.

Upon completion of the merger, each outstanding share of Prospect Medical common stock was converted into the right to receive $8.50 in cash per share, without interest and less any applicable withholding taxes, except for shares held by stockholders who perfect appraisal rights in accordance with Delaware law and except for shares owned by Ivy Holdings (including shares contributed to Ivy Holdings immediately prior to the completion of the merger by Samuel S. Lee, Mike Heather, David R. Topper, Dr. Jeereddi A. Prasad and certain employees of Prospect Medical and its subsidiaries), Merger Sub, any other subsidiary of Ivy Holdings, Prospect Medical or any subsidiary of Prospect Medical.

All outstanding stock options under the Prospect Medical 1998 Stock Option Plan and the Prospect Medical 2008 Omnibus Equity Incentive Plan were canceled in the merger, and the holders thereof will receive a cash payment in an amount equal to the number of shares subject to such options that were vested immediately prior to the effective time of the merger multiplied by an amount equal to $8.50 in cash per share less the applicable exercise price, without interest and less any applicable withholding taxes.  All outstanding warrants to purchase Prospect Medical common stock also were canceled in the merger, and the holders thereof will receive a cash payment in an amount equal to the number of shares subject to such warrants immediately prior to the effective time of the merger multiplied by an amount equal to $8.50 in cash per share less the applicable exercise price, without interest and less any applicable withholding taxes.

The foregoing description of the merger agreement and the transactions thereunder does not purport to be complete and is subject to, and qualified in its entirety by, the merger agreement.  A copy of the merger agreement is set forth as Exhibit 2.1 to Prospect Medical’s Current Report on Form 8-K filed with the SEC on August 16, 2010.

Item 5.01      Changes in Control of Registrant.

The information disclosed in Item 3.03 is hereby incorporated herein by reference.

Ivy Holdings was formed by, and prior to the merger was solely owned by, Green Equity Investors V, L.P., a Delaware limited partnership, and Green Equity Investors Side V, L.P., a Delaware limited partnership (the “LGP Funds”).  The LGP Funds are affiliates of Leonard Green & Partners, L.P., a private equity fund.

Upon the effective time of the merger, Prospect Medical became an indirect, wholly owned subsidiary of Ivy Holdings. Directors Glenn Robson, David Levinsohn and Kenneth Schwartz have resigned as directors of Prospect Medical, effective at the effective time of the merger.  Immediately following the effective time of the merger, the directors of Prospect Medical are John Baumer, Alyse Wagner, Samuel S. Lee, Dr. Jeereddi Prasad and Michael Solomon.

The aggregate consideration paid in connection with the merger was approximately $151 million, which amount was funded from equity financing provided by the LGP Funds.

Pursuant to a contribution and subscription agreement with Ivy Holdings, immediately prior to the merger, a group of significant stockholders and management employees of Prospect Medical comprised of Samuel S. Lee (Chairman of the Board of Directors and Chief Executive Officer), Mike Heather (Chief Financial Officer), David R. Topper (President of Prospect Medical’s Alta Hospital System, LLC subsidiary) and Dr. Jeereddi A. Prasad (director of Prospect Medical and President of ProMed Health Services Company subsidiary), contributed to Ivy Holdings a total of 6,227,824 shares of Prospect Medical common stock in exchange for 529,365 shares of Ivy Holdings common stock.  As a result, Messrs. Lee, Topper and Heather and Dr. Prasad beneficially owned approximately 20.2%, 14.9%, 1.6% and 1.2%, respectively, of the outstanding common stock of Ivy Holdings immediately following the effective time of the merger (excluding any stock options that may be granted pursuant to a management equity incentive plan that Ivy Holdings may adopt following the completion of the merger).

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information disclosed in Item 5.01 is hereby incorporated herein by reference.

Item 5.03                   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the completion of the merger, Prospect Medical’s certificate of incorporation and bylaws were amended as set forth in Exhibit 3.1 and Exhibit 3.2, respectively, which are incorporated herein by reference.

Item 8.01      Other Events.

On December 15, 2010, Prospect Medical issued a press release announcing that, at the special meeting of stockholders held on December 15, 2010, its stockholders approved the adoption of the merger agreement and, subsequent to the special meeting, the merger was completed.  A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

3.1	Second Amended and Restated Certificate of Incorporation of Prospect Medical Holdings, Inc.

3.2	Third Amended and Restated Bylaws of Prospect Medical Holdings, Inc.

99.1	Press release, dated December 15, 2010, of Prospect Medical Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT MEDICAL HOLDINGS, INC.
(Registrant)

	By:	/s/ MIKE HEATHER
Mike Heather, Chief Financial Officer

Date: December 15, 2010

EXHIBIT INDEX

Exhibit Number	Description

3.1	Second Amended and Restated Certificate of Incorporation of Prospect Medical Holdings, Inc.

3.2	Third Amended and Restated Bylaws of Prospect Medical Holdings, Inc.

99.1	Press release, dated December 15, 2010, of Prospect Medical Holdings, Inc.